Exhibit 99.4

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated February 11, 2020, with respect to the Common Stock, par value $0.01 per share, of Plantronics, Inc., a Delaware corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

February 11, 2020

TRIANGLE PRIVATE HOLDINGS II, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

TRIANGLE PRIVATE HOLDINGS I, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

TRIANGLE PRIVATE INVESTMENTS, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

SIRIS PARTNERS III, L.P. SIRIS PARTNERS III PARALLEL, L.P.
By:	Siris Partners GP III, L.P., its general partner
By:	Siris GP HoldCo III, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIRIS PARTNERS GP III, L.P.
By:	Siris GP HoldCo III, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIGNATURE PAGE TO JOINT FILING AGREEMENT

SIRIS GP HOLDCO III, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIRIS CAPITAL GROUP III, L.P.
By:	Siris Advisor HoldCo III, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager

SIRIS CAPITAL GROUP, LLC
By:	Siris Advisor HoldCo, LLC, its managing member

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager

SIRIS GROUP GP, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager

SIGNATURE PAGE TO JOINT FILING AGREEMENT